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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-55790, 33-72124 33-75068, 33-96138, 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626 and Form S-8 Nos. 333-116962, 33-42356, 33-42970, 33-51236, 33-54840, 33-58450, 33-43330, 33-75150, 33-90780, 333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859) of Isis Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 3, 2005, with respect to: (1) the consolidated financial statements of Isis Pharmaceuticals, Inc., and (2) management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Isis Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/  ERNST & YOUNG LLP

San Diego, California
March 10, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM